Execution Copy

THIS AGREEMENT TO AMEND THAT CERTAIN TRUST DEED made on April 15, 2008 between CHINA ARCHITECTURAL ENGINEERING, INC., and THE BANK OF NEW YORK, LONDON BRANCH, is made, agreed and entered into on this 17th day of September 2008, between the Issuer, the Trustee, ABN AMRO Bank, N.V., London Branch (“ABN AMRO”), and CITIC Allco Investments Limited (“CITIC Allco”, and together with ABN AMRO, each a “Bondholder” and together the “Bondholders”), currently the holders of the Bonds issued pursuant to the Trust Deed.

RECITALS

WHEREAS :-

(A)
A Trust Deed (the “Trust Deed”) was made on April 15, 2008 between CHINA ARCHITECTURAL ENGINEERING, INC., a company incorporated under the laws of the State of Delaware whose registered office is at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, c/o Corporation Service Company (the “Issuer”) and THE BANK OF NEW YORK, LONDON BRANCH, a company incorporated with limited liability in United Kingdom, whose principal office is situated at 40th Floor, One Canada Square, London, E14, 5AL, United Kingdom (the “Trustee”).

(B)	ABN AMRO is a Bondholder currently holding $7,500,000 in principal amount or 37.5% of the Bonds.

(C)	CITIC Allco is a Bondholder currently holding $12,500,000 in principal amount or 62.5% of the Bonds.

(D)
The Issuer intends to register the Bonds with the U.S. Securities and Exchange Commission (“SEC”). As it is self-executing, upon such registration, the mandatory sections of the Trust Indenture Act of 1939 (“TIA”) will be deemed incorporated into the Trust Deed, whether or not those provisions of the TIA are actually included in the Trust Deed.

(E)	Therefore, the parties have agreed to enter into this Agreement to amend certain provisions of the Trust Deed to incorporate and/or reference the mandatory sections of the TIA.

NOW THEREFORE IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

In this Agreement, terms and expressions defined in the Trust Deed shall, unless the context otherwise requires, have the same meanings when used herein.

2.	AMENDMENT AND RESTATEMENT

The Trust Deed is amended and restated as of the date hereof in the form attached as Annex A.

3.	UNDERTAKING

The Issuer shall deliver to the Trustee and the Bondholders certified copies of the resolutions of the board of directors of the Issuer approving this Agreement and authorising the execution thereof.

4.	MISCELLANEOUS

4.1
Except as expressly amended in this Agreement, the Trust Deed shall continue in full force and effect in all respects and shall be read and construed to give full effect to the provisions of this Agreement.

4.2
All costs, expenses and fees, including legal and accounting fees, registration fees, taxes, stamp duty and all other charges and disbursements whatsoever incurred by each of the Bondholders or the Trustee in connection with the preparation, negotiation, execution, administration and enforcement of this Agreement and any documents to be executed pursuant hereto shall be paid by the Issuer forthwith on demand on a full indemnity basis.

4.3	This Agreement shall be construed and governed by the laws of England and the parties hereby agree to submit to the exclusive jurisdiction of the English courts.

This Agreement has been duly executed on the date first above written.

Amendment Agreement

THE ISSUER

Executed as a deed by
CHINA ARCHITECTURAL ENGINEERING, INC.

By:   /s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chairman

                                 /s/ Li, Gang Ling
Name of Witness: Li, Gang Ling
Address: 13F, Excellence Times Square
        4068 Yitian Square, Futian, Shenzhen
        P. R. China

THE TRUSTEE

Executed as a deed by
THE BANK OF NEW YORK, LONDON BRANCH

By:   /s/ Eva Tam
Name: Eva Tam
Title:

                                 /s/ Irene Ding
Name of Witness: Irene Ding
Address:

Signature page to
Amendment Agreement

THE BONDHOLDERS

Executed as a deed by
ABN AMRO BANK, N.V., LONDON BRANCH

By: /s/ B. Lau Name: B. Lau Title: Executive Director	By: /s/ A. Gardner Name: A. Gardner Title: Director

                                 /s/ K Kwok
Name of Witness: K Kwok
Address: ABN AMRO Bank N.V.
        38/F, Cheung Kong Center
        2 Queen's Road Central
        Central, Hong Kong

Executed as a deed by
CITIC ALLCO INVESTMENTS LIMITED

By:   /s/ Emil Cheung
Name: Emil Cheung
Title: Authorized Signatory

Name of Witness: Howard Wong Address: 28/F CITIC Tower 1 Tim Mei Avenue, Central Hong Kong	/s/ Howard Wong

Signature page to
Amendment Agreement

ANNEX A

FORM OF AMENDED AND RESTATED TRUST DEED

Amendment Agreement
Annex A-1